Exhibit 10.14

SECURITY AGREEMENT

This SECURITY AGREEMENT (the “Agreement”) is made as of the 12th day of October, 2011 (the “Effective Date”), by and among Phototron Holdings, Inc., a Delaware corporation (the “Borrower”), Growlife, Inc., a Delaware corporation (“Growlife”), Phototron, Inc., a California corporation (“Phototron” and together with Borrower and Growlife, the “Debtors”), the persons and entities signatory hereto (individually, a “Secured Party” and collectively, the “Secured Parties”), and W-net Fund I, LP, who will serve as the representative of the Secured Parties and is referred to herein from time to time as the as the “Secured Party Representative.”

RECITAL

WHEREAS, to induce the Secured Parties to make loans to the Borrower evidenced by those certain Senior Secured Promissory Notes issued by the Borrower from time to time in favor of the Secured Parties, substantially in the form attached hereto as Exhibit A (the “Notes”), the Debtors have agreed to enter into this Agreement and to grant to the Secured Parties the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of loans made by the Secured Parties under the Notes, the parties’ agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Collateral Security.  As collateral security for the payment and performance of the Borrower’s obligations under the Notes and the prompt and punctual performance of all undertakings and covenants of the Borrower under or pursuant to the Notes, whether now existing or hereafter incurred (hereinafter collectively referred to as the “Obligations”), each Debtor hereby grants to the Secured Parties a lien upon and security interest in all assets and property of every kind, nature and description, wherever located and in whatever form, whether real or personal, including, without limitation all accounts and accounts receivable, inventory, machinery, equipment, fixtures, cash or cash equivalents, general intangibles, intellectual property (including, without limitation, trademarks, copyrights, patents), chattel paper (whether tangible or electronic), instruments, letter of credit rights, securities and investment property, financial assets, deposit accounts, documents, goods (including without limitation, all accessions to any goods), causes of action and other property rights to cash settlements, and all books and records pertaining to all such property, in which such Debtor at any time has any right, title and interest (the “Collateral”).

2.             Appointment of Secured Party Representative.

a.           By virtue of the execution of this Agreement by each Secured Party, each Secured Party shall be deemed to have agreed to appoint W-net Fund I, LP as its agent and attorney-in-fact, as the Secured Party Representative for and on behalf of the Secured Parties to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to any claim by the Borrower against any Secured Party or by any such Secured Party against the Borrower, in each case relating to the Security Documents or the transactions contemplated thereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Secured Party Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of the Security Documents (as defined below).  Such agency may be changed by the Secured Parties from time to time upon not less than thirty (30) days prior written notice to the Borrower; provided, however, that the Secured Party Representative may not be removed unless Secured Parties holding at least a majority of the outstanding Obligations agree to such removal and to the identity of the substituted agent.  A vacancy in the position of Secured Party Representative, whether due to the resignation, removal or dissolution of the Secured Party Representative or for any other reason, may be filled by Secured Parties holding at least a majority of the outstanding Obligations.  No bond shall be required of the Secured Party Representative, and the Secured Party Representative shall not receive any compensation for its services.

b.           The Secured Party Representative shall not be liable for any act done or omitted hereunder as Secured Party Representative while acting (i) in good faith or (ii) with the consent of Secured Parties holding at least a majority of the outstanding Obligations.  The Secured Parties shall indemnify the Secured Party Representative and hold the Secured Party Representative harmless against any loss, liability or expense incurred without willful misconduct or bad faith on the part of the Secured Party Representative and arising out of or in connection with the acceptance or administration of the Secured Party Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel, accountant or other professional advisor retained by the Secured Party Representative.  The Secured Party Representative will be entitled to the advancement and reimbursement by the Secured Parties of costs and expenses incurred by or on behalf of the Secured Party Representative in the performance of its duties hereunder, including the reasonable fees and expenses of any legal counsel.  A decision, act, consent or instruction of the Secured Party Representative shall constitute a decision of the Secured Parties and shall be final, binding and conclusive upon the Secured Parties; and the Borrower may rely upon any such decision, act, consent or instruction of the Secured Party Representative as being the decision, act, consent or instruction of the Purchasers.

3.             General Representations, Warranties and Covenants.  Each Debtor agrees, and represents, warrants and covenants to the Secured Party, that:

a.           Such Debtor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

b.           Such Debtor’s exact legal name, jurisdiction of incorporation and chief executive office is set forth in the preamble above or Section 31 below, as applicable.  Such Debtor shall give the Secured Parties prior written notice of any change in such Debtor’s name, identity or corporate structure, or of any reincorporation, reorganization or other action that may result in a change of the jurisdiction or organization of such Debtor.

c.           The execution, delivery and performance by such Debtor of this Security Agreement and the Intellectual Property Security Agreement, and financing statements delivered by such Debtor to the Secured Parties in connection with this Security Agreement (this Security Agreement together with the Intellectual Property Security Agreement and the financing statements are hereinafter referred to individually as a “Security Document” and collectively as the “Security Documents”), are within such Debtor’s powers, have been duly authorized by all necessary action, and do not contravene (i) such Debtor’s charter or bylaws or (ii) any law binding on or affecting such Debtor.

d.           No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Debtor of any Security Document.

e.           Each Security Document constitutes the legal, valid and binding obligation of such Debtor, enforceable against such Debtor in accordance with its terms.

4.             Financing Statements.  Each Debtor authorizes the Secured Party Representative to file any financing statement necessary to perfect the liens and security interests granted under this Security Agreement, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Debtor where permitted by applicable law.  At any time upon the request of the Secured Party Representative, each Debtor shall execute or deliver to the Secured Party Representative any and all financing statements, original financing statements in lieu of continuation statements, security agreements, pledges, assignments by way of security, endorsements of certificates of title, and all other similar documents, in form and substance reasonably satisfactory to the Secured Party Representative (collectively, the “Additional Documents”), and take any other actions, that the Secured Party Representative may request in its reasonable discretion to create, perfect and continue perfected or to better perfect the Secured Parties’ lien on the Collateral, and in order to fully consummate all of the transactions contemplated hereby.  To the maximum extent permitted by applicable law, each Debtor authorizes the Secured Party Representative to execute any such Additional Documents and take any such other actions in such Debtor’s name and authorizes the Secured Party Representative to file such executed Additional Documents in any appropriate filing office.  Each Debtor hereby irrevocably makes, constitutes, and appoints the Secured Party Representative (and any of the Secured Party Representative’s officers or designated agents) as such Debtor’s true and lawful attorney, with power to (a) if such Debtor refuses to, or fails timely to execute and deliver any of the Additional Documents, sign the name of such Debtor on any of the Additional Documents, and (b) endorse such Debtor’s name on any of its payment items (including all of its respective cash collections) that may come into the Secured Party Representative’s possession.  The appointment of the Secured Party Representative as such Debtor’s attorney, and each and every one of its respective rights and powers, being coupled with an interest, is irrevocable until all of the obligations under this Security Agreement have been fully and finally repaid and performed.

5.             Power of Attorney.  Each of the officers and designated agents of the Secured Party Representative is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Debtor (without requiring any of them to act as such) with full power of substitution to do the following (such power to be deemed coupled with an interest): (a) after an Event of Default (as defined below), endorse the name of such Debtor upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Debtor and constitute collections on the Collateral, (b) at any time, execute in the name of such Debtor and/or file any financing statements, schedules, assignments, instruments, documents and statements that such Debtor is obligated to give the Secured Party Representative hereunder or is necessary to perfect the Secured Parties’ security interest in or lien upon the Collateral, (c) at any time, to verify the validity, amount or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise, provided that, if an Event of Default has not occurred, the Secured Party Representative shall give prior notice thereof describing the manner in which such verification shall be conducted, and (d) after an Event of Default, do such other and further acts and deeds in the name of such Debtor that the Secured Party Representative may reasonably deem necessary or desirable to enforce or protect the Secured Parties’ interest in any Collateral.

6.             Control Collateral.  Each Debtor agrees that it will take any and all reasonable steps that the Secured Party Representative requests in order for Secured Party Representative to obtain control of any Collateral in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Uniform Commercial Code with respect to any of such Debtor’s securities accounts and deposit accounts, electronic chattel paper, investment property, and letter-of-credit rights.  No arrangement contemplated hereby or by any control agreement in respect of any deposit accounts or securities accounts or other investment property shall be modified by such Debtor without the prior written consent of the Secured Party Representative.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party Representative may notify any bank or securities intermediary to liquidate the applicable deposit account or securities account or any related investment property maintained or held thereby up to the amount of the Obligations and remit the proceeds thereof to the Secured Parties to be applied as payment of Obligations payable under this Security Agreement.

7.             Sale, Lease, or Disposition of Collateral.  Each Debtor will not, other than in the ordinary course of business, sell, contract to sell, lease, encumber (including, without limitation, granting a security interest in all or any portion of the Collateral to any third party other than the Secured Parties), or dispose of the Collateral or any interest in it without the written consent of the Secured Party Representative until this Security Agreement and all of the Obligations have been fully satisfied and indefeasibly paid in full.

8.             Dissolution or Liquidation. Each Debtor shall not commence a dissolution or liquidation without the Secured Party Representative’s prior consent.

9.             Reimbursement of Expenses.  At the option of the Secured Parties, the Secured Party Representative may discharge taxes, liens, interests, or perform or cause to be performed for and on behalf of each Debtor any actions and conditions, obligations, or covenants that such Debtor has failed or refused to perform.  In addition, the Secured Party Representative may pay for the preservation of the Collateral.  All sums expended by the Secured Party Representative under this paragraph, including but not limited to, attorneys’ fees, court costs, agent’s fees, or commissions, or any other cost or expenses, shall be deemed and be included in the Obligations and will bear interest from the date of payment at same rate as the Notes and will be payable at the time and place designated in the Notes, and will be secured by this Security Agreement.

10.           Payment; Guaranty.

a.           The Borrower will pay the Notes secured by this Security Agreement and any renewal or extensions thereof in accordance with the terms and provisions of the Notes.  The Borrower also will repay immediately all sums expended by the Secured Parties in accordance with the terms and provisions of this Security Agreement.

b.           Growlife and Phototron hereby jointly and severally, unconditionally guaranty (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Borrower to the Secured Parties all in accordance with the terms of the Notes and (b) in case of any extension of time of payment or renewal of the Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

11.           Change of Place of Business.  Each Debtor will promptly notify the Secured Parties of any change of such Debtor’s chief place of business, the location of the Collateral or the place where records concerning the Collateral are kept.

12.           Leases.  Each Debtor shall deliver to the Secured Party Representative, at such Debtor’s expense, copies of all leases for each leased premises on which such Debtor operates.

13.           Insurance.  Each Debtor shall maintain or cause to be maintained insurance on the Collateral against fire, flood, casualty and such other hazards in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as such Debtor.  If and when the Secured Party Representative requests such in writing, each Debtor shall furnish the Secured Party Representative with evidence of insurance as the Secured Party Representative may reasonably require.  In the event a Debtor fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Secured Party Representative may do so for such Debtor, but such Debtor shall continue to be liable for the same.  The policies of all such casualty insurance shall contain standard Loss Payable Clauses issued in favor of the Secured Parties under which all losses thereunder shall be paid to the Secured Parties as the Secured Parties’ interest may appear.  Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to the Secured Party Representative and shall insure the Secured Parties notwithstanding the act or neglect of a Debtor.  Each Debtor hereby appoints the Secured Party Representative as such Debtor’s attorney-in-fact, exercisable at the Secured Party Representative’s option to endorse any check which may be payable to such Debtor in order to collect the proceeds of such insurance and any amount or amounts collected by the Secured Party Representative pursuant to the provisions of this paragraph may be applied by the Secured Party Representative to the Obligations.  Each Debtor also agrees to notify the Secured Party Representative, promptly, upon such Debtor’s receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.  Each Debtor shall maintain, and shall deliver to the Secured Party Representative upon request evidence of public liability, products liability and business interruption insurance in such amounts as are customary for companies in the same or similar businesses located in the same or similar area.

14.           Financial Records.  Each Debtor shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP.  Each Debtor shall deliver to the Secured Party Representative (all to be in form and substance satisfactory to the Secured Party Representative) such data, reports, statements and information, financial or otherwise, as the Secured Party Representative may reasonably request.

15.           Existence and Rights.  Each Debtor shall do, or cause to be done, all things necessary to preserve and keep in full force and affect its existence, good standing and rights.

16.           Inspection.  Each Debtor will permit any of the Secured Party Representative’s officers or other designated agents to visit and inspect any of such Debtor’s facilities, or any other facility where any Collateral is kept, during regular business hours, to examine and audit all of such Debtor’s books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants and attorneys.  Each Debtor shall pay to the Secured Party Representative all reasonable fees based on standard rates for such inspections.

17.           Time of Performance and Waiver.  In performing any act under any Security Document, time is of the essence.  The Secured Parties’ acceptance of partial or delinquent payments, or the failure of the Secured Parties to exercise any right or remedy, will not constitute a waiver of any obligation of any Debtor or right of the Secured Parties and will not constitute a waiver of any other similar default that occurs later.

18.           Material Adverse Developments.  Each Debtor agrees that immediately upon becoming aware of any development or other information which would reasonably be expected to materially and adversely affect its business, financial condition or property, or its ability to perform under this Security Agreement, it shall give to the Secured Parties telephonic or facsimile notice specifying the nature of such development or information and such anticipated effect.

19.           Default:  Each Debtor will be in default under this Security Agreement on the occurrence of any of the following events or conditions (each, an “Event of Default”):

a.           Default in the payment or performance of the Notes or any other note with respect to any of the Obligations secured by this Security Agreement, including, without limitation, the Borrower’s failure to pay any of the Obligations including but not limited to charges, fees, expenses or other monetary obligations owing to the Secured Parties arising out of or incurred in connection with any of the Security Documents on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise;

b.           If any warranty, representation or other statement by or on behalf of a Debtor contained in or pursuant to this Security Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Security Agreement, is false, erroneous, or misleading in any material respect when made;

c.           Any material portion of a Debtor’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or (unless permitted by the terms of this Security Agreement) comes into the possession of any third person and the same is not lifted or discharged before the earlier of thirty (30) days after the date it first arises or five (5) days prior to the date on which such property or asset is subject to forfeiture by such Debtor;

d.           If a notice of lien, levy or attachment is filed or issued by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency against all or any portion of the Collateral or a material portion of a Debtor’s property, which levy, lien or attachment (i) would be entitled to priority over the Secured Parties’ lien on the Collateral and (ii) is not lifted or discharged within the earlier of thirty (30) days of issuance or five (5) days prior to the exercise of remedies with respect to any such levy, assessment or attachment;

e.           If the obligations of a Debtor under this Security Agreement or under any other Security Document is limited or terminated by operation of law or by such Debtor;

f.           If this Security Agreement or any other Security Document that purports to create a lien in favor of the Secured Party, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on the Collateral covered hereby or thereby;

g.           If any provision of any Security Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by a Debtor or any other person, or a proceeding shall be commenced by such Debtor or any other person, or by any governmental authority having jurisdiction over such Debtor, seeking to establish the invalidity or unenforceability thereof, or such Debtor shall deny that it has any liability or obligation purported to be created under any Security Document;

h.           If any Debtor ceases its business operations; or

i.           Dissolution, termination of existence, insolvency, appointment of a receiver for any part of the Collateral, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against any Debtor.

20.           Cure.  Nothing contained in this Security Agreement or any of the other Security Documents shall be deemed to compel the Secured Parties to accept a cure of any Event of Default hereunder, if such cure occurs after the Secured Parties’ acceleration of the Obligations.

21.           Remedies.  On the occurrence of any Event of Default, and at any later time, the Secured Parties may declare all Obligations due and payable immediately and may proceed to enforce payment and exercise any and all of the rights and remedies provided by the California Uniform Commercial Code as well as other rights and remedies either at law or in equity possessed by the Secured Parties.  The Secured Parties may require each Debtor to assemble the Collateral and make it available to the Secured Party Representative at any place to be designated by the Secured Party Representative that is reasonably convenient to the Secured Party Representative and such Debtor.  Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Secured Party Representative will give each Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or any other intended deposition of the Collateral is to be made.  The requirements of reasonable notice will be met if the notice is mailed, postage prepaid, to the address of the Debtor set forth below at least ten (10) days before the time of the sale or disposition.  Expenses of retaking, holding, preparing for sale, selling, or the like will include the Secured Party Representative’s reasonable attorneys’ fees and legal expenses, and all will be included as part of the Obligations and will be secured by this Security Agreement.  All rights and remedies granted to the Secured Parties hereunder and under the Security Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and the Secured Parties may proceed with any number of remedies at the same time until all Obligations are indefeasibly satisfied in full.  The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Secured Parties, upon or at any time after the occurrence of an Event of Default, may proceed against any Debtor, at any time, under any agreement, with any available remedy and in any order.

22.           Intellectual Property.  In addition to, and without limiting in any way the granting of the liens hereunder, upon the Event of Default, each Debtor hereby assigns, transfers, and conveys to the Secured Parties a nonexclusive license and right to use all trademarks, trade names, copyrights, patents or technical processes owned or used by such Debtor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable the Secured Parties to realize on the Collateral and to enjoy the benefits of the Collateral.  This right shall inure to the benefit of all successors, transferees and assigns of the Secured Parties and their successors, transferees and assigns, whether by voluntary conveyance, operation of law, transfer, assignment, foreclosure, deed in lieu of foreclosure or otherwise.  Such license and right shall be granted free of charge without the requirement that any payment of any kind or nature whatsoever be made to the Debtor.

23.           Termination of Security Interest.  The security interest granted herein shall terminate, and all rights to the Collateral shall revert to the applicable Debtor, upon the payment in full, or other satisfaction to which the Secured Parties agree, of all Obligations.  Upon such termination each Secured Party hereby authorizes each Debtor to file any UCC termination statements necessary to effect such termination and each Secured Party shall, at such Debtor’s expense, execute and deliver to such Debtor any additional documents or instruments as such Debtor shall reasonably request to evidence such termination.

24.           Governing Law.  This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of California, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular collateral are governed by the law of a jurisdiction other than the state of California.  Each Debtor hereby (i) irrevocably submits to the jurisdiction of any state or federal court sitting in Los Angeles County, California in any action or proceeding arising out of or relating to this Security Agreement, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in state or federal courts located in Los Angeles County, California.  Each Debtor and the Secured Parties mutually waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Security Agreement.

25.           Parties Bound.  This Security Agreement will binding on and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns as permitted by this Security Agreement.

26.           Validity and Construction.  If any one or more of the provisions contained in this Security Agreement is for any reason held to be invalid, illegal, or unenforceable, the invalidity, illegality, or unenforceability of that provision will not affect any other provision of this Security Agreement, and this Security Agreement will be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

27.           Sole Agreement.  The Security Documents constitute the only agreement of the parties with respect to securing the payment and performance of the Obligations, and supersede any prior understandings or written or oral agreements between the parties, respecting the subject matter thereof.

28.           Integrated Agreement.  The Security Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting the Secured Parties’ rights and remedies.  If, after applying the foregoing, an inconsistency still exists, the provisions of this Security Agreement shall constitute an amendment thereto and shall control.

29.           Commercial Code Definitions Applicable.  All terms used in this Security Agreement that are defined in the California Uniform Commercial Code will have the same meaning in this Security Agreement as in the California Uniform Commercial Code.

30.           Marshaling.  The Secured Parties shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Parties’ rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, such Debtor hereby irrevocably waives the benefits of all such laws.

31.           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent

If to a Debtor, to:	20259 Ventura Boulevard
Woodland Hills, CA 91364
Attn: Chief Executive Officer
E-mail: doug@growlifeinc.com
Facsimile: (818) 992-0202

If to the Secured Parties, to:	W-net Fund I, LP
12400 Ventura Blvd. Suite 327
Studio City, California 91604

or at such other address, e-mail address or facsimile number as the Debtor or the Secured Party Representative may designate by ten (10) days advance written notice.

32.           Expenses.  In addition to the rights of the Secured Parties hereunder, each Debtor hereby agrees to pay on demand all costs and expenses (including, without limitation, fees, expenses, audit fees, search fees, filing fees and other client charges of counsel to the Secured Party) incurred by the Secured Parties in connection with the enforcement of the Secured Parties’ rights, and the collections of all amounts due, under any Security Document, all of which will be included as part of the Obligations and will be secured by this Security Agreement.

33.           Indemnity.  Each Debtor releases and shall indemnify, defend and hold harmless the Secured Parties and the Secured Party Representative, and their officers and designated agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of such Debtor or under, pursuant or related to this Security Agreement and the other Security Documents, (ii) such Debtor’s breach, or alleged breach, or violation of any representation, warranty, covenant or undertaking contained in this Security Agreement or the other Security Documents, and (iii) such Debtor’s failure, or alleged failure, to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of the Secured Parties constituting willful misconduct or gross negligence.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY SECURITY DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY SECURITY DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

34.           Additional Secured Parties.  Notwithstanding anything to the contrary contained herein, if the Borrower issues additional Notes after the date hereof, any purchaser of such Notes shall become a party to this Agreement by executing and delivering a counterpart signature page hereto, agreeing to be bound by and subject to the terms of this Agreement as a Secured Party.

35.           Headings. The headings of any paragraph or section of this Security Agreement are for convenience only and shall not be used to interpret any provision of this Security Agreement.

36.           Survival.  All warranties, representations, and covenants made by each Debtor herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Security Agreement, shall be considered to have been relied upon by the Secured Parties, regardless of any investigation made by the Secured Parties or on their behalf.  All statements in any such certificate or other instrument prepared and/or delivered for the benefit of the Secured Parties shall constitute warranties and representations by each Debtor hereunder.  Except as otherwise expressly provided herein, all representations, warranties and covenants made by each Debtor hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

37.           Successors and Assigns.  This Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.  No Debtor may transfer, assign or delegate any of its duties or obligations hereunder.

38.           No Duty on the Part of the Secured Parties.  The powers conferred on the Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon them to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Secured Parties nor any of their officers or agents shall be responsible to any Debtor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

39.           Duplicate Originals, Counterparts.  Two or more duplicate originals of this Security Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Security Agreement may be executed in counterparts (including via facsimile or digital image format), all of which counterparts taken together shall constitute one completed fully executed document.

40.           Modification; Action of Secured Parties.  No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by the Borrower and Secured Parties holding a majority of the outstanding Obligations.  Whenever any action or consent of the Secured Parties is required pursuant to this Agreement, except as otherwise expressly permitted hereunder, the action or consent of Secured Parties holding a majority of the outstanding Obligations shall constitute the action or consent of the Secured Parties.

41.           Third Parties.  No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of any Debtor.  Nothing contained in this Security Agreement shall be construed as a delegation to the Secured Parties of a Debtor’s duty of performance, including, without limitation, such Debtor’s duties under any account or contract with any other person or entity.

42.           Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by the Borrower or the transfer to the Secured Parties of any property should for any reason subsequently be declared to be void or voidable under any state, federal or other law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Secured Parties are required to repay or restore, in whole or in part, any such Voidable Transfer, or elect to do so upon the reasonable advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that the Secured Parties are required or elect to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Secured Parties related thereto, the liability of each Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

43.           Parol Evidence.  This writing is intended by the parties as a final expression of their agreement and, together with the other Security Documents, is intended as a complete and exclusive statement of the terms of their agreement, thereby superseding all oral negotiations and prior writing with respect to the subject matter thereof.  No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain the terms or provisions of this Security Agreement.  Acceptance or acquiescence in the course of performance rendered under this Security Agreement shall not be relevant to determine the meaning of this Security Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance or opportunity for objection.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Debtors:	PHOTOTRON HOLDINGS, INC.

	By:	/s/ Brian B. Sagheb
Brian B. Sagheb
Chief Executive Officer

GROWLIFE, INC.

By:	/s/ Brian B. Sagheb
Brian B. Sagheb
Chief Executive Officer

PHOTOTRON, INC.

By:	/s/ Brian B. Sagheb
Brian B. Sagheb
Chief Executive Officer

Secured Party Representative:	W-NET FUND I, LP

	By:	/s/ David Weiner
David Weiner
Manager of the General Partner

Secured Party:	W-NET FUND I, LP

	By:	/s/ David Weiner
David Weiner
Manager of the General Partner

SIGNATURE PAGE TO SECURITY AGREEMENT

EXHIBIT A

FORM OF SENIOR SECURED PROMISSORY NOTE